                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              ALTRON INCORPORATED
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                              ALTRON INCORPORATED
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                              ALTRON INCORPORATED

                     NOTICE OF SPECIAL MEETING IN LIEU OF
                    THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 22, 1997

  To the Stockholders:

  A Special Meeting of the Stockholders of Altron Incorporated in lieu of the 1997 Annual Meeting will be held on Thursday, May 22, 1997 at 10:30 A.M. in Room 3101 at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts, for the following purpose:

  1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders, as more fully described in the accompanying Proxy Statement.

  2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on April 15, 1997 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

  PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.


                                          By order of the Board of Directors,


                                          Anthony J. Medaglia, Jr., Clerk

Wilmington, Massachusetts
April 22, 1997

                              ALTRON INCORPORATED

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Altron Incorporated (the "Company") for use at the Special Meeting of Stockholders in lieu of the 1997 Annual Meeting to be held on Thursday, May 22, 1997, at the time and place set forth in the Notice of Meeting, and at any adjournment thereof. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders is April 22, 1997.

  If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

  The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of nominees for Director will be decided by plurality vote. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  The Company will bear the costs of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

  The Company's principal executive offices are located at One Jewel Drive, Wilmington, Massachusetts 01887, telephone number (508) 658-5800.

                       RECORD DATE AND VOTING SECURITIES

  Only stockholders of record at the close of business on April 15, 1997 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 15,264,807 shares of Common Stock with a par value of $.05 per share. Each outstanding share of the Company's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

  The persons named in the accompanying proxy, unless otherwise instructed by the stockholder giving the proxy, intend to elect as Directors the five nominees listed below, each such Director to hold office until the next Annual Meeting and until his successor shall be duly elected and qualified.

  In the event that any of the nominees should become unwilling or unable to accept nomination or election as a Director, which is not anticipated, the proxy will be voted for the election of such substitute nominees as management may recommend. In no event will the proxy be voted for the election of more than five Directors. Should management not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. None of the nominees are related to any other nominee or to any Executive Officer of the Company.

                                 POSITION WITH THE COMPANY            YEAR FIRST
                                  OR PRINCIPAL OCCUPATION             ELECTED A
      NAME OF NOMINEE           DURING THE PAST FIVE YEARS        AGE  DIRECTOR
      ---------------           --------------------------        --- ----------
 Samuel Altschuler........ President and a Director since 1970.    69    1970
                           Since December 1983, Chairman of the
                           Board of Directors. Director of
                           MASSBANK Corp.
 Burton Doo............... Executive Vice President since 1983     66    1970
                           and Treasurer from 1973 through
                           March 1992. President, Altron
                           Systems Corporation since June 1994.
 Thomas M. Claflin, II.... President of Claflin Capital            56    1970
                           Management, Inc., a venture capital
                           management company. Director of Zoll
                           Medical Corporation.
 Daniel A. Cronin, Jr..... President of Northbridge Management     68    1979
                           Co., Inc., an investment management
                           company. Director of C.R. Bard,
                           Incorporated.
 Anthony J. Medaglia, Jr.. Attorney, stockholder in the law        60    1970
                           firm of Hutchins, Wheeler & Dittmar,
                           a Professional Corporation.

                  BOARD MEETINGS AND COMMITTEES OF THE BOARD

  During fiscal 1996, there were 8 meetings of the Board of Directors. Each of the Directors attended at least 75% of such meetings.

  The Board of Directors has an Audit Committee, comprised of Messrs. Cronin, Claflin and Medaglia, which makes recommendations to the Board with respect to selection of independent auditors and reviews with such auditors the scope of the audit for each year, the results of the audit when completed and the recommendations of such auditors. The Audit Committee met once during fiscal 1996 and all of its members attended that meeting.

  The Board of Directors has a Stock Option Committee, comprised of Messrs. Cronin, Claflin and Medaglia, which administers the Company's 1991 Stock Option Plan. The Stock Option Committee met five times during fiscal 1996 and all of its members attended at least 75% of such meetings.

  The Company has neither a compensation committee nor a nominating committee.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth as of April 15, 1997, the number and percentage of outstanding shares of Common Stock beneficially owned (as defined in accordance with Rule 13d-3 under the Securities Exchange Act of
1934) by (i) all persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each Executive Officer of the Company and (iv) all Directors and Executive Officers as a group. Unless otherwise indicated, all persons listed hold sole voting and investment power with respect to the shares listed opposite their respective names.

                                                           AMOUNT AND
                                                           NATURE OF
                                                TITLE OF   BENEFICIAL PERCENT OF
      NAME                                       CLASS     OWNERSHIP    CLASS
      ----                                    ------------ ---------- ----------
Samuel Altschuler (1)(2)(3)(4)............... Common Stock 1,968,474     12.8%
   One Jewel Drive
   Wilmington, MA 01887

Nancy Altschuler (3)......................... Common Stock   700,312      4.6%
 One Jewel Drive
 Wilmington, MA 01887

Burton Doo (1)(2)(5)......................... Common Stock   538,000      3.5%
 One Jewel Drive
 Wilmington, MA 01887

Thomas M. Claflin, II (2)(6)................. Common Stock   164,942      1.1%

Anthony J. Medaglia, Jr. (2)(7)(8)........... Common Stock   117,547        *

Daniel A. Cronin, Jr. (2)(9)................. Common Stock    63,625        *

Peter D. Brennan (1)(10)..................... Common Stock    34,000        *

All Directors and Executive Officers
 as a group (6 persons) (11)................. Common Stock 2,886,588     18.5%

The Capital Group Companies, Inc. (12)....... Common Stock 1,215,000      8.0%

RCM Capital Management LLC (12)(13).......... Common Stock 1,366,100      9.0%

J&W Seligman & Co. (12)...................... Common Stock   904,000      5.9%

--------
 *  Less than one percent
(1) Executive Officer of the Company.
(2) Director of the Company.
(3) Mr. and Mrs. Altschuler are general partners of a nominee partnership which holds 700,312 shares, all of which are included in the shares listed as owned by both Mr. and Mrs. Altschuler. Mr. Altschuler has sole voting rights with respect to these shares and shares investment power with his wife. Of the shares held of record by the nominee partnership, 232,875 shares are held as a nominee for Mrs. Altschuler as trustee of trusts established for the benefit of her children, as to which shares she disclaims beneficial interest. Does not include 192,159 shares held by the Samuel Altschuler 1980 Irrevocable Trust, in which members of the Altschuler family have an interest.
(4) Includes 72,250 shares which can be acquired pursuant to options currently exercisable or exercisable within sixty days.
(5) Includes 89,125 shares which can be acquired pursuant to options currently exercisable or exercisable within sixty days. Includes 68,000 shares held by Mr. Doo's children, as to which he disclaims beneficial ownership.

(6) Includes 51,250 shares which can be acquired pursuant to options currently exercisable or exercisable within sixty days.
(7) Includes 17,212 shares he holds as trustee for his children, as to which he disclaims beneficial ownership.
(8) Includes 47,875 shares which can be acquired pursuant to options currently exercisable or exercisable within sixty days.
(9) Includes 47,875 shares which can be acquired pursuant to options currently exercisable or exercisable within sixty days.
(10) Includes 34,000 shares which can be acquired pursuant to options currently exercisable or exercisable within sixty days.
(11) Includes 342,375 shares which Executive Officers and Directors have the right to acquire through the exercise of options currently exercisable or exercisable within 60 days.
(12) According to a Schedule 13G for the year ended December 31, 1996.
(13) Of these shares, 31,000 are held with shared investment power.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 7 shall not be incorporated by reference into any such filing.

             BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Company has no formal compensation committee. The Board of Directors determines and awards compensation for the Company's executive officers and key employees. In addition, the Stock Option Committee of the Board of Directors administers the Company's 1991 Stock Option Plan and determines stock option awards for all employees of the Company, including the Company's executive officers. Two of the five members of the Board of Directors are executive officers of the Company. None of the members of the Stock Option Committee are executive officers or employees of the Company.

  The Company's compensation program utilizes a combination of base salaries and stock option awards made under the Company's 1991 Stock Option Plan. Stock options are intended to link corporate performance and stockholder return to executive compensation by providing an incentive to executive officers to increase the market value of the Company's Common Stock over the long-term.

  The Board of Directors reviews the compensation arrangements of the Company's executive officers on an annual basis. In determining compensation for the Company's executive officers, the Board of Directors considers the responsibility associated with and the skills required for the position, the executive's performance history, the overall profitability of the Company, and the level of compensation necessary, in the judgment of the Board, to attract and retain the executive talent required for the success of the Company. In setting the cash compensation of executives, the Board of Directors also considers the size of option grants being made by the Stock Option Committee.

  In 1993, the Internal Revenue Code of 1986, as amended (the "Code"), was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to its chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law certain requirements must be met, including approval of the performance measures by the stockholders. The Stock Option Committee intends to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Stock Option Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.

  The Stock Option Committee, in determining the number of options granted to executive officers, considers options granted to such executives in previous years and the potential value which may be realized upon exercise of the options as a result of appreciation of the Company's Common Stock during the term of the option. During fiscal 1996, the Stock Option Committee granted to each of Burton Doo and Peter D. Brennan the following options to purchase shares of the Company's Common Stock: Mr. Doo, 5,000 shares at an exercise price of $12.25 per share and 7,500 shares at an exercise price of $17.33 per share; and Mr. Brennan, 5,000 shares at an exercise price of $12.25 per share and 7,500 shares at an exercise price of $17.33 per share. The exercise price of such options is equal to the market price of the Company's Common Stock at the time of grant. The options have a 10 year term. The options granted at an exercise price of $12.25 vest in 33 1/3% increments on September 16, 1997, 1998 and 1999. The options granted at an exercise price of $17.33 vest in 33 1/3% increments on March 12, 1997, 1998 and 1999. The vesting schedule of the options is intended to provide the long-term incentives described above.

COMPENSATION OF SAMUEL ALTSCHULER, PRESIDENT AND CHAIRMAN

  The Board of Directors established the compensation of Samuel Altschuler, the President and Chairman of the Board of Directors of the Company, for the fiscal year ended December 28, 1996 using the same criteria that were used to determine the compensation of other executive officers as described above. Mr. Altschuler's base compensation was increased approximately 10% in general recognition of his level of responsibility and his individual efforts for the benefit of the Company. It should be noted that the Company's net income for the fiscal year ended December 28, 1996 increased approximately 22% over net income for the fiscal year ended December 30, 1995.

  During fiscal 1996, the Stock Option Committee granted Mr. Altschuler options for the purchase of 5,000 shares of the Company's Common Stock at an exercise price of $13.475 per share, and 7,500 shares of the Company's Common Stock at $19.06 per share. Such exercise prices are equal to 110% of the fair market value of the Common Stock at the time of the grant. The options expire after five years. The option for the purchase of 5,000 shares at an exercise price of $13.475 vests in 33 1/3% increments on September 16, 1997, 1998 and 1999. The option for the purchase of 7,500 shares at an exercise price of $19.06 vests in 33 1/3% increments on March 12, 1997, 1998 and 1999. In determining the number of shares subject to the options granted to Mr. Altschuler, the Stock Option Committee considered the options previously granted to him, as well as the potential appreciation in the market price of the Company's Common Stock over the term of the options. In granting options with a delayed vesting date, the Stock Option Committee intended to provide long-term incentives for continued improvement in the Company's performance. The Stock Option Committee views the determination as to the size of stock option grants to executive officers, including Mr. Altschuler, to be an exercise of subjective judgment by the Stock Option Committee.

  The foregoing report has been approved by all members of the Board of Directors and by all members of the Stock Option Committee.

BOARD OF DIRECTORS                        STOCK OPTION COMMITTEE

Samuel Altschuler                         Thomas M. Claflin, II
Burton Doo                                Daniel A. Cronin, Jr.
Thomas M. Claflin, II                     Anthony J. Medaglia, Jr.
Daniel A. Cronin, Jr.
Anthony J. Medaglia, Jr.




                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Company has no formal compensation committee. During fiscal 1996, Messrs. Altschuler and Doo, who are executive officers of the Company, served as directors and participated in deliberations of the Company's Board of Directors concerning executive compensation.

                               PERFORMANCE GRAPH

  The following graph sets forth a comparison of the cumulative total stockholder return to the Company's stockholders with that of The Nasdaq National Market Index and an industry index for Standard Industrial Classification ("SIC") Code 3672, printed circuit boards, for the five-year period ended December 28, 1996.

  The graph assumes $100 was invested on December 28, 1991 in the Company's Common Stock, in The Nasdaq National Market companies and in the industry index and also assumes reinvestment of dividends.

                      COMPARATIVE FIVE-YEAR TOTAL RETURN
              ALTRON INCORPORATED, NASDAQ NATIONAL MARKET INDEX
                              AND SIC CODE INDEX

                             [GRAPH APPEARS HERE]


                    1991      1992      1993      1994       1995        1996
Altron              $100      $114      $343      $600      $1,101      $1,155
Nasdaq              $100      $101      $121      $127      $  165      $  205
SIC Index           $100      $136      $198      $157      $  251      $  335

                            EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's Executive Officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company for the Company's three fiscal years ended December 28, 1996.

                          SUMMARY COMPENSATION TABLE

                                                    LONG TERM
                                                  COMPENSATION
                              ANNUAL COMPENSATION    AWARDS
                              ------------------- -------------
                                                    INCENTIVE
    NAME AND                                      STOCK OPTIONS    ALL OTHER
  PRINCIPAL POSITION           YEAR     SALARY     (SHARES)(1)  COMPENSATION(2)
  ------------------          ------------------- ------------- ---------------
Samuel Altschuler............    1996 $   275,610    12,500         $5,283
 Chairman and President          1995     250,455    22,500          3,033
                                 1994     223,728       --           3,487
Burton Doo...................    1996 $   247,488    12,500         $4,500
 Executive Vice President        1995     224,148    22,500          2,250
                                 1994     202,978       --           2,250
Peter D. Brennan.............    1996 $   152,437    12,500         $3,923
 Vice President, Chief           1995     137,643    15,000          1,970
  Financial Officer
  and Treasurer                  1994     127,995       --           1,853

--------
(1) Incentive stock options granted for 1995 reflect the 3-for-2 split of the Company's common stock distributed May 10, 1996.
(2) "All Other Compensation" consists of the Company's contributions to its 401(k) Plan and insurance premiums paid by the Company for the benefit of the named Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on option grants in fiscal 1996 to the named Executive Officers. Pursuant to applicable regulations of the Securities and Exchange Commission, the following table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from date of grant to the end of the option terms.

                                                                                   POTENTIAL
                                                                                REALIZABLE VALUE
                                                                                   AT ASSUMED
                                                                                ANNUAL RATES OF
                                                                                  STOCK PRICE
                                                                                APPRECIATION FOR
                                           INDIVIDUAL GRANTS                     OPTION TERM(1)
                         ------------------------------------------------------ ----------------
                                     PERCENTAGE
                                      OF TOTAL
                         NUMBER OF    OPTIONS
                         SECURITIES  GRANTED TO  EXERCISE    MARKET
                         UNDERLYING  EMPLOYEES    OR BASE   PRICE AT
                          OPTIONS    IN FISCAL     PRICE    DATE OF  EXPIRATION
NAME                      GRANTED       1996    (PER SHARE)  GRANT      DATE      5%      10%
----                     ----------  ---------- ----------- -------- ---------- ------- --------
Samuel Altschuler.......   7,500(2)     1.4%      $19.06     $17.33   3/12/01   $22,935  $66,376
 Chairman and President    5,000(3)     0.9%      $13.475    $12.25   9/16/01   $10,797  $31,269
Burton Doo..............   7,500(4)     1.4%      $17.33     $17.33   3/12/06   $81,741 $207,147
 Executive Vice
 President                 5,000(5)     0.9%      $12.25     $12.25   9/16/06   $38,520  $97,617
Peter D. Brennan........   7,500(4)     1.4%      $17.33     $17.33   3/12/06   $81,741 $207,147
 Vice President,           5,000(5)     0.9%      $12.25     $12.25   9/16/06   $38,520  $97,617
 Chief Financial Officer
 and Treasurer

--------
(1) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the values reflected in this table will be achieved.
(2) Granted on March 12, 1996. The options have a five-year term and vest in 33 1/3% increments on March 12, 1997, 1998 and 1999.
(3) Granted on September 16, 1996. The options have a five-year term and vest in 33 1/3% increments on September 16, 1997, 1998 and 1999.
(4) Granted on March 12, 1996. The options have a ten-year term and vest in 33 1/3% increments on March 12, 1997, 1998 and 1999.
(5) Granted on September 16, 1996. The options have a ten-year term and vest in 33 1/3% increments on September 16, 1997, 1998 and 1999.

                      AGGREGATED OPTION EXERCISES IN LAST
                    FISCAL YEAR AND 12/28/96 OPTION VALUES

  The following table provides information on option exercises and on the value of the named Executive Officers' unexercised options at December 28, 1996.

                                                    NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY
                           SHARES                 OPTIONS AT 12/28/96(2)    OPTIONS AT 12/28/96(1)
                          ACQUIRED      VALUE    ------------------------- -------------------------
NAME                     ON EXERCISE REALIZED(3) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- ----------- -------------
Samuel Altschuler.......   33,750     $744,312     63,750       27,500     $1,095,574    $202,175
 Chairman and President
Burton Doo..............      --           --      80,625       27,500     $1,457,813    $237,525
 Executive Vice
 President
Peter D. Brennan........    4,500     $103,625     28,500       24,500     $  475,334    $225,525
 Vice President, Chief
 Financial Officer and
 Treasurer

--------
(1) Value of unexercised in-the-money stock options represents the difference between the exercise prices of the stock options and the closing price of the Company's Common Stock on The Nasdaq National Market on December 28, 1996.
(2) Reflects 3-for-2 split of the Company's common stock distibuted on May 10, 1996.
(3) Value realized on exercise represents the difference between the exercise prices of stock options exercised and the trading price of the Company's Common Stock on The Nasdaq National Market on the date of such exercise.

           COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive Officers, Directors and greater than 10% holders of Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that all
Section 16(a) filing requirements applicable to its Executive Officers, Directors and owners of greater than 10% of its Common Stock were complied with in fiscal 1996, except that, through inadvertence, Samuel Altschuler did not timely file a Form 4.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP, certified public accountants, to act as independent public auditors to examine the financial statements of the Company for the fiscal year ending January 3, 1998. A representative of Arthur Andersen LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Under regulations adopted by the Securities and Exchange Commission, stockholder proposals must be submitted to the Clerk of the Company not later than December 23, 1997 in order to be considered for inclusion in the proxy materials for the Annual Meeting to be held in 1998. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

                                 OTHER MATTERS

  Management knows of no other matters which may properly be and are likely to be brought before the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their best judgment.

                                  10-K REPORT

  THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUESTS SHOULD BE DIRECTED TO PETER D. BRENNAN, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER, ALTRON INCORPORATED, ONE JEWEL DRIVE, WILMINGTON, MASSACHUSETTS 01887.

                                VOTING PROXIES

  The Board of Directors recommends an affirmative vote on the proposal specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.


                                          By order of the Board of Directors,


                                          Anthony J. Medaglia, Jr., Clerk

Wilmington, Massachusetts
April 22, 1997

                              ALTRON INCORPORATED

 Special Meeting in Lieu of 1997 Annual Meeting of Stockholders - May 22, 1997

The undersigned hereby appoints Samuel Altschuler and Peter D. Brennan, and each of them, with full power of substitution, proxies to represent the undersigned at the Special Meeting in lieu of the 1997 Annual Meeting of Stockholders of Altron Incorporated to be held May 22, 1997 at 10:30 a.m. at the offices of Hutchins, Wheeler & Dittmar, a Professional Corporation, 101 Federal Street, Suite 3100, Boston, Massachusetts, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting, including the proposal set forth on the reverse side of this Proxy Card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON THE PROPOSAL SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED IN FAVOR OF THE PROPOSAL.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

           ---------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
     ----------------------------------------------------------------------

     Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
     ---------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-----------------------------------        -----------------------------------

-----------------------------------        -----------------------------------

-----------------------------------        -----------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                                                            1. ELECTION OF DIRECTORS.
       -------------------
       ALTRON INCORPORATED                                           Samuel Altschuler                 With-   For All
       -------------------                                           Burton Doo                For     hold    Except
                                                                     Thomas M. Claflin, II     [_]      [_]     [_]
       RECORD DATE SHARES:                                           Daniel A. Cronin, Jr.
                                                                     Anthony J. Medaglia, Jr.

                                                            INSTRUCTIONS:  To withhold authority to vote for any nominee, mark the "For All Except" box and strike the name(s) of the nominee(s) for whom your vote is to be withheld.


                                                            In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.



                                                            Mark box at right if you plan to attend the meeting in person.   [_]

Please be sure to sign and date this Proxy.  Date           Mark box at right if an address change or comment has been       [_]
---------------------------------------------------------   noted on the reverse side of this card.

  Stockholder sign here__________________________________

  Co-owner sign here_____________________________________



------------------------------------------------------------------------------------------------------------------------------------
  DETACH CARD                                                                                                          DETACH CARD

                                                        ALTRON INCORPORATED

          Dear Stockholder,

          Please take note of the important information enclosed with this Proxy Card.  Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on this proxy card to indicate how your shares will be voted.  Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Special Meeting of Stockholders, May 22, 1997.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,

          Altron Incorporated

